UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2014

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2014, Dwight B. Mamanteo resigned from the Board of Directors of ARI Network Services, Inc. (the “Company”), and all Committees he served on, effective immediately.  Mr. Mamanteo’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 7, 2014, the Board of Directors of the Company appointed Chad J. Cooper as a member of the Company’s Board, to hold office until the Company’s Annual Meeting of Shareholders in January 2016 and until his successor is elected.

Cooper is currently the Chief Executive Officer of Digital Offering LLC, a technology-driven merchant bank. He has more than 15 years’ experience in the investment banking and capital markets industry. Prior to joining Digital Offering, Cooper was a Managing Director at Ascendiant Capital Group, Global Hunter Securities, and B. Riley & Co., all investment banking firms.  Cooper also served as Director of Institutional Sales and in other various capacities at Roth Capital Partners, an investment bank, from 2002 to 2011. Cooper earned a B.A. in International Relations from the University of Southern California and an M.B.A. from Georgetown University.

Under the previously disclosed Securities Purchase Agreement dated March 12, 2013 among the Company and certain investors (the “Purchase Agreement”), the Cooper Family Trust dtd 8/1/04 (the “Cooper Trust”) acquired 50,000 shares of the Company’s Common Stock at a purchase of $1.50 per share, along with warrants to purchase 16,667 shares of Common Stock at an exercise price of $2.00 per share.  Chad J. Cooper and Nancy N. Cooper, the co-trustees of the Cooper Trust, have shared voting and investment power over the shares of the Company’s Common Stock held by the Cooper Trust.

At the time of the private placement pursuant to the Purchase Agreement, Mr. Cooper was an affiliate of Ascendiant Capital Markets, LLC (“Ascendiant Capital Markets”).  The Company and Ascendiant Capital Markets are parties to an engagement letter dated February 5, 2013 (the “Engagement Letter”) pursuant to which Ascendiant Capital Markets agreed to act as financial advisor and non-exclusive placement agent for the Company in connection with potential sales of securities, in accordance with the terms of the Engagement Letter.  Pursuant to the Engagement Letter, Ascendiant Capital Markets served as the placement agent in connection with the private placement in which the shares were issued pursuant to the Purchase Agreement.  In consideration for such services, the Company paid Ascendiant Capital Markets a fee in the amount of $288,000, issued Warrants to purchase 35,200 shares of Common Stock to Ascendiant Capital Markets, and issued Warrants to purchase 28,800 shares of Common Stock to Mr. Cooper.

Mr. Cooper’s appointment to Company’s Board of Directors was not pursuant to any arrangement or understanding between Mr. Cooper and any other person.

As a non-employee director of the Company, Mr. Cooper will participate in the same compensation arrangements as the other non-employee directors of the Company, which currently consists of a cash retainer of $22,000 per year and an annual equity grant of the Company’s common stock as determined by the Compensation Committee of the Company’s Board.  In addition, in connection with his appointment, Mr. Cooper was granted an option to purchase 10,000 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan.  This option will become exercisable as to 50% of the shares on July 31, 2015 and as to the remaining 50% of the shares on July 31, 2016.

Item 8.01.  Other Events.

On October 9, 2014, the Company issued a press release relating to the events described above under Item 5.02.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.Description

99.1Press Release issued on October 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 9, 2014ARI NETWORK SERVICES, INC.

By:  /s/ William A. Nurthen

William A. Nurthen

Vice President, Chief Financial Officer and   Secretary

EXHIBIT INDEX

Exhibit No.Description

99.1Press Release issued on October 9, 2014

12292666.4